Exhibit 99.1

JOINT FILING AGREEMENT

January 29, 2026

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares, par value NIS 5.00 per share, of  Nano Dimension Ltd., and that this Joint Filing Agreement be included as an Exhibit to such joint filing.

Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning him or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

[Signature Page Follows]

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this Joint Filing Agreement to be executed and effective as of the date first written above.

Oramed Pharmaceuticals Inc.

By:	/s/ Avraham Gabay
Name:	Avraham Gabay
Title:	Chief Financial Officer

NADAV KIDRON

By:	/s/ Nadav Kidron

Signature Page to Joint Filing Agreement

ANNEX A

RECENT TRANSACTIONS BY THE REPORTING PERSONS IN THE SECURITIES OF Nano Dimension Ltd.

Entity	Date of Transaction	Description of Transaction	Shares Acquired	Price Per Share
Oramed Pharmaceuticals Inc.	12/29/2025	Open Market Purchases	102,933	$1.60
Oramed Pharmaceuticals Inc.	12/30/2025	Open Market Purchases	100,000	$1.58
Oramed Pharmaceuticals Inc.	12/31/2025	Open Market Purchases	166,301	$1.53
Oramed Pharmaceuticals Inc.	01/02/2026	Open Market Purchases	112,778	$1.57
Oramed Pharmaceuticals Inc.	01/05/2026	Open Market Purchases	10,391	$1.60
Oramed Pharmaceuticals Inc.	01/13/2026	Open Market Purchases	24,200	$1.70
Oramed Pharmaceuticals Inc.	01/15/2026	Open Market Purchases	430	$1.70
Oramed Pharmaceuticals Inc.	01/20/2026	Open Market Purchases	600,000	$1.79
Oramed Pharmaceuticals Inc.	01/21/2026	Open Market Purchases	5,000	$1.80
Oramed Pharmaceuticals Inc.	01/27/2026	Open Market Purchases	220,050	$1.90
Oramed Pharmaceuticals Inc.	01/28/2026	Open Market Purchases	404,090	$1.92
Oramed Pharmaceuticals Inc.	01/29/2026	Open Market Purchases	3,600,000	$1.93